UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) July 15, 2009

ALIGN TECHNOLOGY, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

0-32259	94-3267295
(Commission File Number)	(IRS Employer Identification No.)

881 Martin Avenue, Santa Clara, California	95050
(Address of Principal Executive Offices)	(Zip Code)

(408) 470-1000

(Registrant’s Telephone Number, Including Area Code)

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On July 15, 2009, the Board of Directors of Align Technology, Inc. (“Align”) appointed David C. Nagel, Ph.D to the Board of Directors of Align with a term effective July 15, 2009.  In connection with this appointment, the Board of Directors increased the size of the Board from seven to eight directors.

Dr. Nagel has also been appointed to serve on the Compensation Committee of the Board of Directors and the Technology Committee of the Board of Directors.  Pursuant to Align’s 2005 Incentive Plan, Dr. Nagel received an automatic grant of non-qualified options to purchase 30,000 shares of Align’s common stock as well as a discretionary grant of non-qualified options to purchase an additional 10,000 shares of Align’s common stock.  Dr. Nagel will receive annual cash compensation as further described in Align’s Proxy Statement for the 2009 Annual Meeting of Stockholders filed with the Securities and Exchange Commission on April 22, 2009.

On July 15, 2009, Align issued a press release announcing Dr. Nagel’s appointment to the Board of Directors.  A copy of the press release is attached as Exhibit 99.1 and incorporated herein by reference.

ITEM 9.01.	Financial Statements and Exhibits

(d)	Exhibits.

Exhibit No.	Description

99.1	Press Release dated July 15, 2009 announcing the appointment David C. Nagel as a member of the Board of Directors

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALIGN TECHNOLOGY, INC.

Dated: July 15, 2009	By:	/s/ Roger E. George
Roger E. George
Vice President, Corporate and Legal Affairs, General Counsel and Corporate Secretary

INDEX TO EXHIBITS

Exhibit No.	Description

99.1	Press Release dated July 15, 2009 announcing the appointment David C. Nagel as a member of the Board of Directors